Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

FITMEDIA INC.
UNAUDITED PRO FORMA CONDENCED CONSOLIDATED BALANCE SHEET
AUGUST 31, 2007

			Proforma
			Adjustments
		Anhui
		Province Runji
		Cement Co.,		Expla-	Consolidated
ASSETS	FitMedia Inc.	Ltd	Amount	nation	Balance

Current Assets:
Cash and cash equivalents	$ 2,865	$ 1,400,479	$ (2,865)	$ 1,400,479
Accounts receivable, net	-	3,327,492			3,327,492
Advances	-	4,002,720			4,002,720
Notes Receivable	-	583,765			583,765
Due from related parties	-	82,419			82,419
Inventory	-	1,698,579			1,698,579
Prepaid expenses and other receivables	1,185	800,955	(1,185)		802,140

Total Current Assets	4,050	11,896,409	(4,050)		11,896,409

Other Assets:
Due from related parties (L/T)	-	-			-
Property, plant and equipment, net	1,250	31,060,882	(1,250)		31,060,882
Intangibles assets & deferred charges	-	2,807,587			2,807,587
Investment	6,954	-	(6,954)		-

TOTAL ASSETS	$ 12,254	$ 45,764,878	$ (12,254)	$ 45,764,878

LIABILITIES AND
STOCKHOLDERS' DEFICIT

Current Liabilities:
Payables and accrued liabilities	$ 35,481	$ 7,101,028	$ (35,481)	$ 7,101,028
Customer deposit	-	753,293			753,293
Short-term loans	-	1,588,188			1,588,188
Taxes Payable	-	1,318,789			1,318,789
Wages Payable	-	212,982			212,982
Due to related parties	16,115	3,309	(16,115)		3,309

Total Current Liabilities	51,596	10,977,589	(51,596)		10,977,589
Other Liabilities:
Long-term loans payable	-	-			-
Due to related parties (L/T)	-	21,527,985			21,527,985

TOTAL LIABILITIES	51,596	32,505,574	(51,596)		32,505,574

Commitments and contingencies

Registered capital	-	7,400,738	(7,400,738)		-
Preferred stock	-	-	2,000		2,000
Common stock	2,383	-	5,500		7,883
Common stock subscribed	150	-	(150)		-
Additional paid-in capital	56,623	4,946,067	7,336,765		12,339,455
Accumulated Comprehensive Income	-	791,614			791,614
Retained earnings (deficit)	(98,498)	120,885	95,965		118,352

Total Stockholders' Equity	(39,342)	13,259,304	39,342		13,259,304

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 12,254	$ 45,764,878	$ (12,254)	$ 45,764,878

The accompanying notes are an integral part of these financial statements

FITMEDIA INC.

UNAUDITED PRO FORMA CONDENCED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2007

				Proforma
				Adjustments
		Anhui Province			Consolidated
		Runji Cement		Expla-	Statement of
	FitMedia Inc.	Co., Ltd	Amount	ation	Operations

Revenue	$ -	$ 30,672,474	$ $ 30,672,474
Cost of goods sold	-	27,161,136			27,161,136

Gross Profit	-	3,511,338			3,511,338

Expense
Selling expenses	-	231,004			231,004
Genaral and administrative expenses	111,297	1,494,656		(111,297)	1,494,656

	111,297	1,725,660		(111,297)	1,725,660

Net income from operations	(111,297)	1,785,678		111,297	1,785,678

Other Income (Expnses)
Interest income	-	(2,564)			(2,564)
Interest expense	-	628,878			628,878
Government Subsidies/Grants	-	(76,263)			(76,263)
Other income (expenses)	-	3,106			3,106

Net loss before tax and comprehensive income	$ (111,297)	$ 1,232,521		111,297	$ 1,232,521

Income Tax	-	454,644			454,644

Net Income	$ (111,297)	$ 777,877			$ 777,877

Weighted average number of common shares
outstanding					78,832,064

Net income per basis and diluted shares					$ 0.01

The accompanying notes are an integral part of these financial statements

FITMEDIA INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR AUGUST 31, 2007

(a) The FitMedia Inc numbers represent the balances at July 31, 2007 for the August 31, 2007 pro forma

(b) Issuance of FitMedia Inc. shares in exchange for Anhui Province Runji Cement Co., Ltd.equity to reflect that Anhui Province Runji Cement Co., Ltd will hold 55,000,000 common shares of the combined company and 20,000,000 shares of Series A Convertible Preferred Stock of the Registrant

Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated statements of operations reflect adjustments to the FitMedia Inc. historical statements of operations for the year ended August 31, 2007 to give effect to:

The reverse merger which was completed on or about October 31, 2007 as if it had occurred on September 1, 2006. In a transaction accounted for as a reverse merger, Anhui Province Runji Cement Co., Ltd is treated as the accounting acquirer.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of FitMedia Inc. would have been assuming the transactions had been completed as set forth above, nor do they purport to represent FitMedia Inc's results of operations for future periods.

The following unaudited pro forma consolidated balance sheets reflect adjustments to the FitMedia Inc. historical balance sheet at August 31, 2007 to give effect to this reverse merger

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes to Anhui Province Runji Cement Co., Ltd. which are included in this form 8-K and the historical financial statements of FitMedia Inc. which are included with its filings to the SEC.